Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

EvoNexus Group LTD

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, $0.0001 par value per share	(1)	457(a)	4,312,500	$4.00	$17,250,000.00	0.0001381	$2,382.23

Total Offering Amounts:							$9,200,000.00		2,382.23
Total Fees Previously Paid:									0.00
Total Fee Offsets:									1,408.52
Net Fee Due:									$973.71

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes Class A ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional Class A ordinary shares to cover over-allotment, if any.

In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Class A ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	EvoNexus Group LTD	(1)	F-1	333-290099	09/08/2025		$1,408.52	Equity	Class A Ordinary Shares		$9,200,000.00	$
Fee Offset Sources	EvoNexus Group LTD		F-1	333-290099		09/08/2025							1,408.52

__________________________________________
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant’s Registration Statement on Form F-1 (File No. 333-290099) was initially filed on September 8, 2025 and was declared effective on December 1, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the SEC’s consent to the withdrawal of such Registration Statement on January 13, 2026.